Exhibit 16.1

May 31, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Zosano Pharma Corporation under Item 4.01 of its Form 8-K dated May 31, 2019. We agree with the statements concerning our Firm in Item 4.01(a); we are not in a position to agree or disagree with other statements of Zosano Pharma Corporation contained therein.

Very truly yours,

Marcum LLP

Marcum LLP ● 2049 Century Park East ● Suite 300 ● Los Angeles, California 90067 ● Phone 310.432.7400 ● Fax 310.432.7502 ● marcumllp.com